Exhibit 99.1

Revelation Biosciences, Inc. Announces Financial Results

For the Three and Twelve Months Ended December 31, 2025

SAN DIEGO – February 26, 2026 – Revelation Biosciences, Inc. (NASDAQ: REVB) (the “Company” or “Revelation”), a clinical-stage life sciences company focused on rebalancing inflammation to optimize health, today reported its financial results for the three and twelve months ended December 31, 2025.

Corporate Highlights

•
Announced Positive Results from PRIME Clinical Study in late-stage chronic kidney disease patients
•
Announced agreement with FDA on a single adaptive Phase 2/3 study for approval of Gemini for treatment of acute kidney injury
•
Received net proceeds of $6.7 million from warrant inducement in January 2026
•
Clinical data on the potential therapeutic benefit of Gemini for the treatment of acute kidney injury (AKI) and chronic kidney disease (CKD) will be presented at the International Conference on Advances in Critical Care Nephrology in San Diego (March 29 - April 1, 2026)

“2025 was a positive year for Revelation with significant advancement of the Gemini program," said James Rolke, Chief Executive Officer of Revelation. "We look forward to building on this momentum in 2026 to expeditiously bring Gemini to patients in need and adding to shareholder value."

Results of Operations

As of December 31, 2025, Revelation had $10.7 million in cash and cash equivalents, compared to $6.5 million as of December 31, 2024. The increase in cash and cash equivalents was primarily due to net cash proceeds from the May 2025 public offering and the September 2025 warrant inducement, offset by cash used for operating activities. Based on current operating plans and projections, Revelation believes its current cash and cash equivalents are sufficient to fund operations into the first quarter of 2027.

Net cash used for operating activities for the twelve months ended December 31, 2025 was $8.3 million compared to net cash used for operating activities of $18.3 million for the same period in 2024. Net loss for the three months ended December 31, 2025 was $2.5 million, or $(1.65) basic and diluted net loss per share, compared to a net loss of $1.7 million, or $(59.76) basic and diluted net loss per share for the same period in 2024. Net loss for the year ended December 31, 2025 was $8.9 million, or $(23.95) basic and diluted net loss per share compared to net loss of $15.0 million, or $(1,052.16) basic and diluted net loss per share for the year ended December 31, 2024.

About Gemini

Gemini is the Company’s proprietary formulation of phosphorylated hexaacyl disaccharide (PHAD®), a toll-like receptor 4 (TLR4) agonist. TLR4 stimulation with Gemini rebalances the innate immune response and has been demonstrated to have the potential to treat acute and chronic diseases associated with dysregulated inflammation. Gemini is currently being evaluated as a potential treatment for acute kidney injury (GEM-AKI); Gemini is also being developed as a treatment for chronic kidney disease (GEM-CKD), as a treatment to reduce hyperinflammation and infection associated with severe burn (GEM-PBI), and as a treatment to prevent post-surgical infection (GEM-PSI). The potential of Gemini to correct dysregulated inflammation has been demonstrated in multiple preclinical models of AKI, CKD, and infection, as well as in two phase 1 clinical studies. See additional detail here.

About Revelation Biosciences, Inc.

Revelation Biosciences, Inc. is a clinical stage life sciences company focused on rebalancing inflammation using its proprietary formulation, Gemini. Revelation has multiple ongoing programs to evaluate Gemini as a treatment for acute kidney injury, a treatment of chronic kidney disease, prevention of post-surgical infection, and a treatment to reduce hyperinflammation and infection associated with severe burn.

For more information, please visit www.RevBiosciences.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. These forward-looking statements are generally identified by the words "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions. We caution investors that forward-looking statements are based on management’s expectations and are only predictions or statements of current expectations and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those anticipated by the forward-looking statements. Revelation cautions readers not to place undue reliance on any such forward looking statements, which speak only as of the date they were made. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the ability of Revelation to meet its financial and strategic goals, due to, among other things, competition; the ability of Revelation to grow and manage growth profitability and retain its key employees; the possibility that the Revelation may be adversely affected by other economic, business, and/or competitive factors; risks relating to the successful development of Revelation’s product candidates; the ability to successfully complete planned clinical studies of its product candidates; the risk that we may not fully enroll our clinical studies or enrollment will take longer than expected; risks relating to the occurrence of adverse safety events and/or unexpected concerns that may arise from data or analysis from our clinical studies; changes in applicable laws or regulations; expected initiation of the clinical studies, the timing of clinical data; the outcome of the clinical data, including whether the results of such study is positive or whether it can be replicated; the outcome of data collected, including whether the results of such data and/or correlation can be replicated; the timing, costs, conduct and outcome of our other clinical studies; the anticipated treatment of future clinical data by the FDA, the EMA or other regulatory authorities, including whether such data will be sufficient for approval; the success of future development activities for its product candidates; potential indications for which product candidates may be developed; the ability of Revelation to maintain the listing of its securities on NASDAQ; the expected duration over which Revelation’s balances will fund its operations; and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the SEC by Revelation.

REVELATION BIOSCIENCES, INC.

Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Operating expenses:
Research and development	$964,189	$605,504	$4,063,857	$3,548,996
General and administrative	1,607,398	1,148,384	5,006,957	4,426,113
Total operating expenses	2,571,587	1,753,888	9,070,814	7,975,109
Loss from operations	(2,571,587)	(1,753,888)	(9,070,814)	(7,975,109)
Other income (expense):
Change in fair value of warrant liability	87	2,557	2,158	81,441
Other income (expense), net	60,493	25,612	155,007	(7,144,868)
Total other income (expense), net	60,580	28,169	157,165	(7,063,427)
Net loss	$(2,511,007)	$(1,725,719)	$(8,913,649)	$(15,038,536)

Deemed dividends	—	—	(5,951,528)	—
Net loss attributable to common stockholders	(2,511,007)	(1,725,719)	(14,865,177)	(15,038,536)
Net loss per share, basic and diluted	$(1.65)	$(59.76)	$(23.95)	$(1,052.16)
Weighted-average shares used to compute net loss per share, basic and diluted	1,524,011	28,876	620,785	14,293

REVELATION BIOSCIENCES, INC.

Consolidated Balance Sheets

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$10,700,331	$6,499,018
Prepaid expenses and other current assets	111,297	66,699
Total current assets	10,811,628	6,565,717
Property and equipment, net	18,067	56,332
Operating lease right-of-use asset	722,288	—
Other assets	30,941	—
Total assets	$11,582,924	$6,622,049
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$577,501	$783,621
Accrued expenses	1,397,644	1,130,046
Operating lease liability	23,013	—
Total current liabilities	1,998,158	1,913,667
Operating lease liability, net of current portion	723,771	—
Total liabilities	2,721,929	1,913,667
Commitments and Contingencies (Note 4)
Stockholders’ equity:
Common Stock, $0.001 par value; 500,000,000 shares authorized at December 31, 2025 and December 31, 2024 and 1,583,969 and 43,526 issued and outstanding at December 31, 2025 and December 31, 2024, respectively	1,584	44
Additional paid-in-capital	58,278,698	45,213,976
Accumulated deficit	(49,419,287)	(40,505,638)
Total stockholders’ equity	8,860,995	4,708,382
Total liabilities and stockholders’ equity	$11,582,924	$6,622,049

Company Contacts

Mike Porter

Investor Relations

Porter LeVay & Rose Inc.

Email: mike@plrinvest.com

Chester Zygmont, III

Chief Financial Officer

Revelation Biosciences Inc.

Email: czygmont@revbiosciences.com